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                                   EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Intervisual Books, Inc.
Santa Monica, California



We consent to the incorporation by reference to the Registration Statements on Form S-8 (SEC file no. 33-58990 and SEC file no. 333-04784) of our report dated February 21, 1997 with respect to the financial statements of Intervisual Books, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1996.





                                        BDO SEIDMAN, LLP





March 28, 1997
Los Angeles, California